UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2019

META FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

At the 2019 Annual Meeting of Stockholders of Meta Financial Group, Inc. (the “Company”) held on January 30, 2019 in Sioux Falls, South Dakota (the “Annual Meeting”), the following proposals were voted on as follows:

Proposal 1:

To elect each of the following incumbent directors to the Company’s Board of Directors to serve until the Annual Meeting of Stockholders of the Company in 2022, or until his or her successor is elected and qualified as follows:

Nominee	For	Withheld	Broker Non- Votes
Bradley C. Hanson	27,705,847	1,007,480	7,351,687
Elizabeth G. Hoople	27,636,255	1,077,072	7,351,687

In addition to the above individuals, the following directors continue to serve on the Board of Directors following the Annual Meeting: Douglas J. Hajek, Michael R. Kramer, Frederick V. Moore, Becky S. Shulman, Kendall E. Stork and W. David Tull.

Proposal 2:

To approve, by a non-binding advisory vote, the compensation of the Company’s “named executive officers” (a “Say-on-Pay” vote), with 25,452,557 votes cast for, 2,132,683 votes cast against, 1,128,087 votes abstaining and 7,351,687 broker non-votes.

Proposal 3:

To ratify the appointment by the Board of Directors of independent registered public accounting firm Crowe LLP as the independent auditors of the Company’s financial statements for the year ending September 30, 2019, as disclosed in the Proxy Statement, with 35,350,452 votes cast for, 686,887 votes cast against and 27,675 votes abstaining.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

Date: January 30, 2019	By:	/s/ Glen W. Herrick
Glen W. Herrick
Executive Vice President, Chief Financial Officer and Secretary